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EXHIBIT 23.1



Bradshaw, Smith & Co., LLP

                                           CPAs, Business Advisors & Consultants
                                           5851 West Charleston
                                           Las Vegas, Nevada 89146
                                           (702) 878-9788 FAX (702) 878-4510






                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
U.S. Microbics, Inc. and Subsidiaries



We consent to incorporation by reference in the registration staement titled "2002 Employee Stock Incentive Plan" on Form S-8 of U.S. Microbics, Inc. and Subsidiaries of our report dated January 9, 2002, relating to the balance sheet of U.S. Microbics, Inc. and Subsidiarires as of September 30, 2001, and the related statements of operations, changes in stockholders' deficit, and cash flows for the year then ended, which report appears in the September 30, 2001 annual report on Form 10-KSB of U.S. Microbics, Inc. and Subsidiaries.



/s/ Bradshaw, Smith & Co. LLP

Las Vegas, Nevada
July 29, 2002